Exhibit 99.1

Argon ST, Inc. Announces Record Fourth Quarter and Fiscal Year 2008 Results

Revenue Up 21 Percent Year-Over-Year

Year End Bookings Reach All-Time High

FAIRFAX, Va.--(BUSINESS WIRE)--December 4, 2008--Argon ST, Inc. (NASDAQ:STST), a leading developer of command, control, communications, computers, combat systems, intelligence, surveillance, and reconnaissance (C5ISR) systems, today reported record results for fourth quarter and fiscal year 2008, ended September 30, 2008.

  Fourth quarter revenue of $95.1 million grew 13 percent compared to revenue of $83.8 million in the fourth quarter of 2007 and 14 percent sequentially from $83.2 million in the third quarter of 2008; fiscal year revenue of $340.9 million grew 21 percent over revenue of $282.2 million in fiscal year 2007
  Both GAAP and Non-GAAP operating income for the fourth quarter grew to $8.3 million – a nine percent improvement over the $7.7 million of Non-GAAP operating income posted in fourth quarter of the prior year; GAAP operating income for the fourth quarter 2007 was $0.7 million; both GAAP and Non-GAAP operating income for fiscal year 2008 were $31.9 million compared to GAAP operating income of $21.3 million and Non-GAAP operating income of $28.3 million for the prior year
  Adjusted EBITDA for the quarter grew to $11.8 million or 12 percent of revenue – a ten percent improvement over Adjusted EBITDA of $10.7 million, or 13 percent of revenue in the fourth quarter of the prior year and a six percent sequential improvement over Adjusted EBITDA of $11.1 million, or 13 percent of revenue in the third quarter of 2008; Adjusted EBITDA for fiscal year 2008 was $44.7 million compared to $38.5 million for the prior year
  Company was awarded contract bookings of $101.6 million in the quarter and enters 2009 with record annual bookings of $375.0 million and a record year-end backlog of $327.3 million

“We had a good fourth quarter which contributed to a very good year,” commented Dr. Terry Collins, Chairman and Chief Executive Officer, Argon ST. “We’re pleased to report that we set records in several important categories, most notably revenue, bookings, Adjusted EBITDA and year-end backlog. Our growth in 2008 was driven by the introduction of new Argon capabilities into the C5ISR arena, continued diversification of our customer base, the pursuit of more prime contractor opportunities, and the strong delivery and management of our products and services. Most importantly, during 2008 we continued to innovate, we continued to execute and we continued to deliver quality products to the warfighter.”

Continuing, Dr. Collins said, “I am pleased that our fiscal year results are within the guidance we provided a year ago. We will continue to work hard to grow the company and deliver the results our stockholders expect from us. Our 2009 strategy is very much based on leveraging the momentum created in 2008 while looking for ways to optimize operations, stimulate revenue growth and drive profitability. Despite the uncertainty associated with the change in government administration and the resultant outlook for defense budgets, as well as the prospects for and timing of improvement in the U.S. economic conditions, we expect continued demand for our products and services and are optimistic about our future.”

Fourth Quarter and Fiscal Year 2008 Financial Highlights

Financial highlights from the quarter and twelve months ended September 30, 2008 include:

(in millions, except per share amounts)

	Q4 2008	Q3 2008	Q4 2007	FY 2008	FY 2007
Revenue	$95.1	$83.2	$83.8	$340.9	$282.2
Operating Income	8.3	7.8	0.7	31.9	21.3
Non-GAAP Operating Income (a)	8.3	7.8	7.7	31.9	28.3
Adjusted EBITDA (a)	11.8	11.1	10.7	44.7	38.5
Net Income	5.3	5.2	1.1	20.3	14.7
Non-GAAP Net Income (a)	5.3	5.2	5.2	20.3	18.9
Net Income Per Share, fully diluted	0.24	0.24	0.05	0.92	0.65
Non-GAAP Net Income Per Share (a)	$0.24	$0.24	$0.23	$0.92	$0.83

Notes: (a) Denotes a non-GAAP financial measure. For important information about these measures please see below under "Non-GAAP Financial Measures" and Annex A, which provides a detailed reconciliation to GAAP measures of these items.

Fourth Quarter Results

For the fourth quarter ended September 30, 2008 revenue was $95.1 million. This represents a 13 percent improvement over revenue of $83.8 million in the fourth quarter of the prior year and a 14 percent sequential improvement over revenue of $83.2 million in the third quarter of 2008.

Operating income for the fourth quarter was $8.3 million. Operating income in the fourth quarter of the prior year was $0.7 million which included a charge related to the impairment of intangible assets and other one-time charges of approximately $7.0 million. Operating income improved six percent sequentially over the $7.8 million posted in the third quarter of 2008.

On a non-GAAP basis, which excludes one time charges, operating income for the fourth quarter ended September 30, 2008 was $8.3 million. This represents an eight percent improvement over non-GAAP operating income of $7.7 million in the fourth quarter of the prior year.

Adjusted EBITDA for the fourth quarter ended September 30, 2008 was $11.8 million or 12 percent margin on revenue. This represents a 10 percent improvement over Adjusted EBITDA of $10.7 million or 13 percent margin on revenue in the fourth quarter of the prior year and a six percent sequential improvement over Adjusted EBITDA of $11.1 million or 13 percent margin on revenue in the third quarter of 2008.

Net income for the quarter on a GAAP and non-GAAP basis was $5.3 million. Net income in the fourth quarter of the prior year on a non-GAAP basis was $5.2 million and was $5.2 million in the third quarter of 2008.

On both a GAAP and non-GAAP basis, fully diluted earnings per share for the fourth quarter was $0.24 on 22.0 million shares and share equivalents. Fully diluted earnings per share in the fourth quarter of 2007 was $0.05 on 22.7 million shares and share equivalents. On a non-GAAP basis, fully diluted earnings per share in the fourth quarter of the prior year was $0.23, and was $0.24 in the third quarter of 2008 on 21.9 million shares and share equivalents.

Fiscal Year Results

For the fiscal year ended September 30, 2008 revenue was $340.9 million. This represents a 21 percent improvement over revenue of $282.2 million in the prior year.

Operating income for the year was $31.9 million. This compared favorably to operating income for fiscal year ended September 30, 2007 of $21.3 million which included a charge related to the impairment of intangible assets and other one-time charges of approximately $7.0 million.

Adjusted EBITDA for the fiscal year ended September 30, 2008 was $44.7 million or 13 percent margin on revenue compared to Adjusted EBITDA of $38.5 million, or 14 percent margin on revenue in the prior year.

On both GAAP and non-GAAP basis, net income for fiscal year 2008 was $20.3 million. Net income on a non-GAAP basis in the prior year was $18.9 million and on a GAAP basis it was $14.7 million.

Fully diluted earnings per share for the fiscal year was $0.92 on 22.1 million shares and share equivalents. Fully diluted earnings per share in the prior year was $0.65 on 22.8 million shares and share equivalents.

Business Outlook

Argon management offers the following guidance for the fiscal year ending September 30, 2009:

  Revenue is anticipated to be in the range of $375 to $395 million
  Operating income is anticipated to be in the range of $34 to $38 million
  Adjusted EBITDA is anticipated to be in the range of $48 to $53 million

Non-GAAP Financial Measures

In addition to the Company’s financial results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included in this press release, the Company has provided certain financial measures that are not calculated according to GAAP. The four measures and their definitions are:

- Non-GAAP Operating Income is defined as operating income on a GAAP basis excluding impairment of intangible assets and other one-time charges.

- Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related retention and excludes impairment of intangible assets and other one-time charges.

- Non-GAAP Net Income is defined as net income on a GAAP basis excluding impairment of intangible assets and other one-time charges

- Non-GAAP Net Income per fully diluted share is defined as fully diluted earnings per share on a GAAP basis excluding the per share impact of impairment of intangible assets and other one time charges.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future.

Specifically, management believes that the measures Non-GAAP Operating Income, Non-GAAP Net Income, and Non-GAAP Net Income per fully diluted share provide investors an important perspective on the Company's ongoing operations and provide additional insight into underlying business performance.

Management believes that the measure Adjusted EBITDA provides investors important information about the operating trends of the Company. Adjusted EBITDA excludes certain non-cash expenses, such as stock-based compensation expense, and impairment of intangible assets, and other expenses that management does not believe are reflective of ongoing operating results. Management uses Adjusted EBITDA to evaluate performance of its business operations.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on Annex A of this press release.

Conference Call and Web Cast Information

Argon ST will be hosting a conference call and web cast for parties interested in further information about the company’s performance during the fourth quarter and fiscal year 2008 as well as information regarding the company’s 2009 outlook. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-788-0544. International callers should dial 857-350-1682. When prompted by the operator, provide conference passcode 40130070.

If you are unable to participate in the call at this time, a replay will be available for a year starting on Thursday, December 4, 2008 at approximately Noon Eastern Time. To access the replay, dial 888-286-8010 and enter passcode 32589967. International callers should dial 617-801-6888 and enter the same passcode 32589967.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties at the Company's website www.argonst.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call by accessing the same link.

About Argon ST, Inc.

Argon ST, Inc. designs, develops, and produces systems and sensors for the Command, Control, Communications, Computers, Combat Systems, Intelligence, Surveillance, and Reconnaissance (C5ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), IO (Information Operations), imaging, and acoustic systems serving domestic and international markets.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provision of the Private Securities Litigation Reform Act of 1995. These statements may contain words such as “expects”, “could”, “believes”, “estimates”, “intends”, “may”, “envisions”, “targets” or other similar words. Forward-looking statements are not guarantees of future performance and are based upon numerous assumptions about future conditions that could prove not to be accurate. Forward looking statements are subject to numerous risks and uncertainties, including without limitation the risks and uncertainties identified in the reports filed by the Company with the Securities and Exchange Commission (including the Company’s Form 10-K for the fiscal year ended September 30, 2007). Some of these specific risks, although not all, are: the availability of both commercial and governmental funding for the Company’s products and services; changes in the U.S. federal government procurement laws, regulations, policies and budgets; the number, length and type of contracts and task orders awarded to the Company by its commercial and governmental customers; changes in commercial marketplaces and demands; difficulties in developing and producing operationally advanced technology systems; the timing and customer acceptance of contract deliverables; the Company’s ability to attract and retain qualified personnel; charges from any future impairment reviews; the future impact of any acquisitions or divestitures the Company may make; the competitive environment for information technology products and services; general economic, business and political conditions; and other factors affecting the Company’s business that are beyond its control. All of the forward-looking statements should be considered in light of these factors. Investors should not put undue reliance on any forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise.

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2008	September 30, 2007
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$15,380	$22,965
Accounts receivable, net	104,859	95,639
Inventory, net	3,757	2,927
Income taxes receivable	360	759
Deferred project costs	3,412	662
Deferred income tax asset	4,534	3,218
Prepaids and other	1,644	1,733
TOTAL CURRENT ASSETS	133,946	127,903
Property, equipment and software, net	27,558	22,822
Goodwill	173,948	170,192
Intangibles, net	4,055	5,760
Restricted cash	-	1,800
Other assets	831	1,168
TOTAL ASSETS	$340,338	$329,645

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$29,133	$23,796
Accrued salaries and related expenses	10,283	12,899
Deferred revenue	4,361	12,651
Capital lease obligations, current portion	56	112
Deferred rent, current portion	76	569
TOTAL CURRENT LIABILITIES	43,909	50,027
Deferred income tax liability, long term	1,900	1,794
Deferred rent and other liabilities	1,383	1,082
Capital lease obligations, net or current portion	44	106
Other long-term liabilities	658	1,800
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock:	228	226
Additional paid in capital	222,349	217,038
Treasury stock at cost	(18,425)	(10,527)
Retained earnings	88,292	68,099
TOTAL STOCKHOLDERS' EQUITY	292,444	274,836
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$340,338	$329,645

ARGON ST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Years Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
	(unaudited)	(unaudited)	(unaudited)
CONTRACT REVENUES	$95,054	$83,834	$340,934	$282,209

COST OF REVENUES	78,169	70,513	279,932	229,767

GENERAL AND ADMINISTRATIVE
EXPENSES	6,987	4,129	22,432	17,342

RESEARCH AND DEVELOPMENT
EXPENSES	1,557	1,765	6,656	7,035

IMPAIRMENT OF INTANGIBLE ASSETS	-	6,748	-	6,748

INCOME FROM OPERATIONS	8,341	679	31,914	21,317

INTEREST INCOME, NET	16	380	615	1,318

INCOME BEFORE INCOME TAXES	8,357	1,059	32,529	22,635
PROVISION FOR INCOME TAXES	3,052	(11)	12,256	7,933
NET INCOME	$5,305	$1,070	$20,273	$14,702

EARNINGS PER SHARE (Basic)	$0.25	$0.05	$0.94	$0.66
EARNINGS PER SHARE (Diluted)	$0.24	$0.05	$0.92	$0.65

WEIGHTED-AVERAGE SHARES
OUTSTANDING
Basic	21,619,911	22,315,285	21,682,069	22,318,245
Diluted	22,020,286	22,672,707	22,086,981	22,767,826

ARGON ST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Years Ended September 30,
	2008	2007
Cash flows from operating activities	(unaudited)
Net income	$20,273	$14,702
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,150	7,561
Amortization of deferred costs	168	-
Impairment of intangible assets	-	6,748
Deferred income tax (benefit) provision	(870)	(2,174)
Stock-based compensation	3,548	2,149
Loss on disposal of property	9	-
Bad debt expense	-	95

Change in:
Accounts receivable	(9,234)	(8,714)
Inventory	(830)	1,323
Prepaids and other	89	(74)
Deferred project costs	(2,750)	4,935
Accounts payable and accrued expenses	4,777	1,766
Accrued salaries and related expenses	(2,616)	1,433
Deferred revenue	(8,810)	(1,441)
Income taxes	737	(475)
Deferred rent	(192)	(311)

Net cash provided by operating activities	12,449	27,523

Cash flows from investing activities
Acquisitions of property, equipment and software	(10,838)	(10,030)
Increases (decreases) in restricted cash and cash held in escrow	1,800	(1,800)
Purchases of investments	-	(72,700)
Sales of investments	-	87,500
Business acquisitions, net of cash acquired	(5,300)	(18,079)
Other activity	314	(391)

Net cash used in investing activities	(14,024)	(15,500)

Cash flows from financing activities
Advances (repayments) on line of credit	-	-
Payment on note payable	-	-
Tax benefit on stock option exercises	474	550
Proceeds from exercise of stock options	1,022	1,029
Proceeds from employee stock purchase plan exercises	510	703
Principal repayments on capital lease obligations	(118)	(45)
Proceeds from secondary offering, net of expenses	-	-
Purchase of treasury stock	(7,898)	(9,993)

Net cash used in financing activities	(6,010)	(7,756)

Net increase (decrease) in cash and cash equivalents	(7,585)	4,267
Cash and cash equivalents, beginning of year	22,965	18,698
Cash and cash equivalents, end of year	$15,380	$22,965
Supplemental disclosure
Income taxes paid, net of refunds	(11,912)	(10,032)
Interest expense paid	(27)	(8)
Assets acquired under capital leases	-	55

The accompanying notes are an integral part of these consolidated financial statements.

ANNEX A:
ARGON ST, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION (unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Years Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Operating income	$8,341	$679	$31,914	$21,317

Impairment of intangible assets	-	6,748	-	6,748
Write-down of inventory	-	229	-	229

Non-GAAP operating income	$8,341	$7,656	$31,914	$28,294

Net income	$5,305	$1,070	$20,273	$14,702
Provision for income taxes	3,052	(11)	12,256	7,933
Interest, net	(16)	(380)	(615)	(1,318)

Non-cash items:
Depreciation and Amortization	2,177	2,162	8,318	7,561
Stock-based compensation	995	659	3,548	2,149
Impairment of intangible assets	-	6,748	-	6,748
Write-down of inventory	-	229	-	229
Acquisition related retention compensation	300	220	900	520

Adjusted EBITDA	$11,813	$10,697	$44,680	$38,524

Net income	$5,305	$1,070	$20,273	$14,702
Impairment of intangible assets, net of tax	-	4,019	-	4,019
Write-down of inventory, net of tax	-	140	-	140

Non-GAAP net income	$5,305	$5,229	$20,273	$18,861

Earnings per Share, diluted	$0.24	$0.05	$0.92	$0.65
Effect on EPS for adjustments to net income	-	0.18	-	0.18

Non-GAAP earnings per share, diluted	$0.24	$0.23	$0.92	$0.83

CONTACT:
Argon ST, Inc.
Investor Contact:
Aaron Daniels, 703-995-5610
ir@argonst.com
or
Media Contact:
Lori Hughes, 703-995-5610
media@argonst.com